AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT



     Agreement, dated as of June 11, 1999, by and between Doubleday Direct, Inc. ("Seller"), a New York corporation, and ABD Acquisition Corp. ("Buyer"), a Delaware corporation.

                              W I T N E S S E T H:


     WHEREAS, Buyer and Seller have entered into an Asset Purchase Agreement dated as of March 18, 1999 (the "Purchase Agreement") relating to the purchase and sale of certain assets.

     WHEREAS, Buyer and Seller wish to amend said Agreement in the manner set forth herein. All capitalized terms used herein and not otherwise defined in this Agreement shall have the meaning ascribed to them in the Purchase Agreement.

     NOW, THEREFORE, in consideration of and in reliance upon the covenants, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:

     1. Section 1.2 is hereby amended by deleting paragraph (iii) of said section.

     2. Section 1.5 is amended by deleting the phrase: "$21,000,000" in the first sentence and replacing it with "$18,615,000".

     3. Section 1.6(a) is deleted in its entirety.

     4. Section 2.2 is amended by deleting the phrase $21 million in the first sentence and replacing it with $18.615 million.

     5. Section 2.3(h) is deleted in its entirety.

     6. Section 3.7 is amended by deleting the phrase "4.6.A ("Inventory") in the first sentence of said Section.

     7. Section 3.9 is amended by changing the word Buyer to Seller and by adding the following phrase to the end of said Section: "(other than inventory to be purchased pursuant to the Inventory Purchase Order dated of even date herewith, as to which any such liens, pledges, security interests, claims, charges and encumbrances shall be discharged, paid or satisfied by Seller prior to any purchase by Buyer)".

     8. Section 4.6 is deleted in its entirety.

     9. Except as set forth herein, the terms and conditions of the Asset Purchase Agreement are hereby ratified and remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned hereby executes this Agreement as of the date first above written.

                                            DOUBLEDAY DIRECT, INC.


                                            By: /s/ William A. Gatti
                                                -----------------------------
                                               Name: William A. Gatti
                                               Title: S.V.P., Human Res./Admin.


                                            ABD ACQUISITION CORP.


                                            By: /s/ Norton Herrick
                                                -----------------------------
                                               Name:  Norton Herrick
                                               Title: Co-CEO



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